EXHIBIT 11







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 4, 1997 accompanying the financial statements of Kayne Anderson Mutual Funds (comprising,  respectively, the Rising

Dividends  Fund,  the Small-Mid Cap Rising  Dividends  Fund,  the  International

Rising  Dividends  Fund,  the  Intermediate  Total  Return  Bond  Fund,  and the

Intermediate Tax Free Bond Fund) which is incorporated by reference in Part B of

Post-Effective Amendment No. 2 to this Registration Statement and Prospectus. We consent to the use of the  aforementioned  report in the Registration  Statement and Prospectus.



                                                \s\Tait, Weller & Baker
                                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 25, 1997